                                                                    Exhibit 99.1

                   ANSOFT CORPORATION FOURTH QUARTER RESULTS -
                           109% INCREASE IN NET INCOME


Pittsburgh, Pennsylvania - May 28, 2003 - Ansoft Corporation (NASDAQ: ANST) today announced financial results for its fourth quarter and fiscal year ended April 30, 2003.

Revenue for the fourth quarter of fiscal 2003 totaled $15.1 million, an increase of 22% as compared sequentially to $12.4 million reported in the previous quarter and a decrease of 3% as compared to $15.6 million reported in the previous fiscal year's fourth quarter. Net income for the fourth quarter of fiscal 2003 increased 109% to $2.5 million, or $0.20 per diluted share, compared to net income of $1.2 million, or $0.09 per diluted share, reported for the same quarter in the prior fiscal year.

"We had a strong finish to a tough year," commented Nick Csendes, President and CEO of Ansoft. "Even in this challenging environment, the positive momentum we see gives us confidence that we will grow between 10%-15% in the coming year and increase profitability," continued Csendes.

Revenue for the 2003 fiscal year totaled $47.3 million, a decrease of 11% as compared to $53.4 million reported in the previous fiscal year. Net loss for the 2003 fiscal was $3.1 million, or ($0.26) per diluted share, compared to net income of $1.2 million, or $0.09 per diluted share, reported in the prior fiscal year.

Ansoft is a leading developer of high performance EDA software. Ansoft software is used by electrical engineers to design state of the art technology products, such as cellular phones, internet networking equipment, satellites, computer chips and circuit boards, electronic sensors and electric motors. Ansoft markets its products through its own direct worldwide sales force, and has comprehensive customer support offices throughout North America, Asia and Europe.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward looking statements involve risks and uncertainties about the Company's business that are detailed from time to time in the Company's SEC reports, including the reports on Form 10-K for the year ended April 30, 2002.

                               ANSOFT CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                                        Three months ended April 30,    Fiscal year ended April 30,
                                           2003            2002            2003             2002
                                         --------        --------        --------         --------
Revenue
    License                              $  9,647        $ 11,034        $ 27,540         $ 36,683
    Service and other                       5,465           4,575          19,779           16,752
                                         --------        --------        --------         --------
Total revenue                              15,112          15,609          47,319           53,435
Costs and expenses
    Sales and marketing                     6,632           7,050          25,968           26,195
    Research and development                3,809           4,900          18,588           17,705
    General and administrative              1,168           1,176           4,285            4,555
    Amortization                              892           1,175           3,723            4,709
                                         --------        --------        --------         --------
Total costs and expenses                   12,501          14,301          52,564           53,164
                                         --------        --------        --------         --------
Income (loss) from operations               2,611           1,308          (5,245)             271

Other income, net                             296             206           1,152            1,347
                                         --------        --------        --------         --------
Income (loss) before income taxes           2,907           1,514          (4,093)           1,618
Income tax expense (benefit)                  431             328            (970)             404
                                         --------        --------        --------         --------
Net income (loss)                        $  2,476        $  1,186        $ (3,123)        $  1,214
                                         ========        ========        ========         ========
Net income (loss) per share
    Basic                                $   0.21        $   0.10        $  (0.26)        $   0.10
                                         ========        ========        ========         ========
    Diluted                              $   0.20        $   0.09        $  (0.26)        $   0.09
                                         ========        ========        ========         ========
Weighted average shares used
  in calculation
    Basic                                  11,715          11,907          11,809           11,844
                                         ========        ========        ========         ========

    Diluted                                12,488          13,844          11,809           13,649
                                         ========        ========        ========         ========




                                    - more -



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                               ANSOFT CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                   April 30,        April 30,
                                                     2003             2002
                                                   --------         --------
Assets
Current assets
Cash and cash equivalents                          $  7,173         $  5,269
Accounts receivable                                  13,968           15,044
Deferred income taxes                                   274              236
Prepaid expenses and other assets                       842            1,005
                                                   --------         --------
Total current assets                                 22,257           21,554

Equipment and furniture                               3,829            5,714
Marketable securities                                21,785           22,479
Other assets                                            436              367
Deferred taxes - non current                          4,945            4,484
Intangible assets, net                                9,902           13,626
                                                   --------         --------
Total assets                                       $ 63,154         $ 68,224
                                                   ========         ========


Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses              $  2,449         $  3,292
Note payable                                           --              1,850
Deferred revenue                                     10,879            8,915
                                                   --------         --------
Total current liabilities                            13,328           14,057

Line of credit                                       10,000           10,000
Other liabilities                                      --                520
                                                   --------         --------

Total liabilities                                    23,328           24,577

Stockholders' equity
Preferred stock                                        --               --
Common stock                                            123              122
Additional paid-in capital                           55,522           54,939
Treasury stock                                       (3,954)          (1,671)
Other accumulated comprehensive loss                   (703)          (1,704)
Accumulated deficit                                 (11,162)          (8,039)
                                                   --------         --------
Total stockholders' equity                           39,826           43,647

 Total liabilities and stockholders' equity        $ 63,154         $ 68,224
                                                   ========         ========

                                       ###